SNELL WYLIE & TIBBALS
A PROFESSIONAL CORPORATION
Attorneys & Counselors

8150 North Central Expressway
Suite 1800
Dallas, Texas 75206

Telephone:    214.691.2500
Facsimile:     214.691.2501


Direct:
214.932.1780
pwylie@snellwy
lie.com


June 30, 2005



Small Cap Value Fund, Inc.
8150 N. Central Expressway
Suite 101
Dallas, TX 75206

Ladies and Gentlemen:

	Small Cap Value Fund, Inc. (the "Fund") has requested our opinion with respect to the legality of 99,992,500 shares of common stock being registered for sale by the Fund pursuant to a Registration Statement on Form N-1A (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") on or about July 6, 2005.

In connection with rendering the requested opinion, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of (i) the Fund's Articles of Incorporation; (ii) the Fund's Bylaws; (iii) certain relevant corporate proceedings of the Fund; and (iv) a draft of the Registration Statement in substantially the form as we have been advised by representatives of the Fund will be filed by the Fund with the SEC.

As to the various issues of fact, we have relied upon the accuracy of statements and certificates of officers and representatives of the Fund without independent investigation or verification on our part. As to issues of law, we have made such investigations as we have deemed necessary for the purpose of rendering the opinion expressed herein.

We are opining herein only as to the legality of the 99,992,500 shares of common stock being registered for sale by the Fund under the Registration Statement. We did not participate in any respect in the formation and organization of the Fund or any of its advisors and affiliates, nor did we participate in any manner whatsoever in the preparation or filing of the Registration Statement. Except for the limited legality opinion expressed herein, we express no opinion whatsoever with respect to (i) any matter set forth in the Registration Statement, (ii) the offer and sale of the Fund's securities under the securities laws of the several states, the District of Columbia, any territory of the United States, or any foreign country, or (iii) any other matter.


In rendering the opinion expressed herein, we have assumed the accuracy of the following matters:

(i) Each person signing a document reviewed by us has duly and validly executed and delivered such document, and, where applicable, was duly authorized to do so;

(ii) The Fund is duly organized, validly existing and in good standing under the laws of the State of Texas; and

(iii) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

	Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that the 99,992,500 shares of common stock to be issued and sold by the Fund to the investing public as described in the Registration Statement have been duly authorized and will be, upon payment in full therefor and issuance in conformity with the Registration Statement, validly issued and outstanding, fully paid and nonassessable.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. However, no reference may be made to this opinion in any financial statement, report, registration statement or other document except the Registration Statement and the prospectus that is a part thereof, nor may this opinion be distributed in any manner, without our prior written consent.

							Very truly yours,

							SNELL WYLIE & TIBBALS



							By: /s/ Phillip A. Wylie
Phillip A. Wylie

Small Cap Value Fund, Inc.
June 30, 2005
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